Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA'S CANADIAN LOYALTY BUSINESS ANNOUNCES RENEWAL
 AND EXPANSION WITH MAJOR CANADIAN GROCERS

•	Metro Inc. Signs New Multi-Year Renewal to Issue AIR MILES® Reward Miles in Ontario
•	Sobeys, Sobeys Urban Fresh and Foodland Stores to Launch AIR MILES Reward Program across Ontario
•	Agreements Enable High Frequency Grocery Issuance Acceleration in Canada's Most Populous Province

DALLAS, TX (January 15, 2015) - Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, announced LoyaltyOne, its Canadian coalition loyalty business, signed a multi-year contract renewal with Metro Ontario Inc., a subsidiary of Metro Inc. (TSX: MRU) that extends their partnership for the Ontario market, excluding Thunder Bay.

With Ontario's second largest grocery retail market share, Metro has been a sponsor in the AIR MILES Reward Program since 1998. Metro was among the first sponsors and the first Canadian grocer to launch AIR MILES Cash, the program's instant redemption feature.

LoyaltyOne also announced that Sobeys, a wholly-owned subsidiary of Empire Company Limited.(TSX: EMP.A), is expanding its relationship with the AIR MILES Reward Program and will begin to issue reward miles at its Sobeys, Sobeys Urban Fresh and Foodland stores across Ontario in 2015.

With approximately 1,500 stores in all 10 Canadian provinces, Sobeys becomes the AIR MILES Reward Program's first national grocer to issue reward miles across Canada.

The Sobeys expansion follows the September 2014 launch of the AIR MILES Reward Program in Sobeys Western Canadian banners including Sobeys, IGA, Thrifty Foods and Edgemont Market, and Sobeys Liquor, while continuing the partnership with Safeway and Safeway Wine and Spirits stores. AIR MILES Cash launched in Safeway and Safeway Wine and Spirit stores in November 2014. In Quebec, IGA, IGA extra, Marché Bonichoix, Les Marchés Tradition and Rachelle-Béry continue to offer the AIR MILES reward program. Customers also continue to collect reward miles at Sobeys, Foodland and Lawtons Drugs in Atlantic Canada.

The Ontario Club Sobeys loyalty program and BMO Club Sobeys MasterCard will transition to the AIR MILES Reward Program in 2015.

Collectors will also be able to redeem their reward miles for AIR MILES Cash, the Program's instant redemption feature, at both grocery sponsors where reward miles are issued.

Sobeys Inc.
Sobeys is a wholly-owned subsidiary of Empire Company Limited, a Canadian company with annual sales in excess of CA$21 billion. As only one of two national grocery retailers in Canada, Sobeys Inc. serves the food shopping needs of Canadians.

"Our customers have responded very positively to the AIR MILES Program in other provinces, and we are looking forward to adding the same value to our customers' shopping experience in Ontario," says Marc Poulin, president and chief executive officer, Sobeys Inc. "For the first time, we will have a national rewards program and we are delighted to partner with LoyaltyOne across Canada to provide a more rewarding experience in our stores."

Metro Inc.
With more than $11 billion (CDN) in annual sales, Metro Inc. is a leader in the food and pharmaceutical sectors in Quebec and Ontario, where it operates a network of more than 600 food stores under several banners.

"We are pleased to have extended our partnership with AIR MILES and continue to offer our customers the opportunity to earn and redeem AIR MILES in our Metro stores in the province of Ontario. Working closely with AIR MILES, we will continue to deploy in-store promotions and personalized programs that our customers have cherished for the past 17 years," says Marc Giroux, vice president and chief marketing and communications officer, Metro Inc.

"Today's announcements with long-term and highly valued partners represents a significant step in the continued growth of our – and Canada's – premier coalition loyalty program," says, Bryan Pearson, president of LoyaltyOne, owner and operator of the AIR MILES Reward Program. "Given the highly competitive nature of the Canadian grocery sector, we are very excited about the potential to deepen and grow our partnerships, further leverage our customer insights to support our partners and accelerate reward miles issuance in Canada's most populous province of more than 13.6 million people."

The AIR MILES Reward Program is Canada's premier coalition loyalty program, with more than 10 million active Collector accounts representing approximately two-thirds of all Canadian households. AIR MILES collectors earn reward miles at hundreds of leading brand-name sponsors representing thousands of retail and service locations across Canada.  AIR MILES reward miles can be redeemed for more than 1,200 different rewards, such as travel, movie passes, entertainment attractions, and electronic merchandise. The AIR MILES Cash feature option enables collectors who opt-in the flexibility to instantly redeem their AIR MILES reward miles from their AIR MILES Cash balance in-store towards their purchases at participating Sponsors.

About Metro Inc.

With annual sales of over $11 billion and over 65,000 employees, Metro Inc. is a leader in the food and pharmaceutical sectors in Quebec and Ontario, where it operates a network of more than 600 food stores under several banners including Metro, Metro Plus, Super C and Food Basics, as well as over 250 drugstores under the Brunet, The Pharmacy and Drug Basics banners.

About Sobeys Inc.

Proudly Canadian, with headquarters in Stellarton, Nova Scotia, Sobeys has been serving the food shopping needs of Canadians for 107 years. A wholly-owned subsidiary of Empire Company Limited (TSX:EMP.A), Sobeys owns or franchises more than 1,500 stores in all 10 provinces under retail banners that include Sobeys, Safeway, IGA, Foodland, FreshCo, Thrifty Foods, and Lawton's Drug Stores as well as more than 350 retail fuel locations. Sobeys and its franchise affiliates employ more than 125,000 people. The company's purpose is to help Canadians Eat Better, Feel Better and Do Better. More information on Sobeys Inc. can be found at www.sobeyscorporate.com.

About LoyaltyOne Co.

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program; a majority stake in European-based BrandLoyalty, one of the largest and most successful campaign-driven loyalty marketers outside of the Americas; and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.
LoyaltyOne is an Alliance Data company. For more information, visit www.loyalty.com.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ more than 15,000 associates at approximately 100 locations worldwide. Alliance Data was named to FORTUNE magazine's 2014 list of World's Most Admired Companies.
Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.
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